ST. JOSEPH LIGHT & POWER COMPANY
                      LONG-TERM STOCK INCENTIVE PLAN
                        FOR NON-EMPLOYEE DIRECTORS


I.  INTRODUCTION

1.1 Purposes. The purposes of the Long-Term Stock Incentive Plan for Non-Employee Directors (the "Plan") of
St. Joseph Light & Power Company (the "Company") are (i) to align the interests of the Company's shareholders and the non-employee directors of the Company ("Non-Employee
Directors") by increasing the proprietary interest of the Non-Employee Directors in the Company's growth and success,
(ii) to advance the interests of the Company by attracting and retaining well-qualified persons for service as Non-Employee Directors and (iii) to motivate Non-Employee Directors to act in the long-term best interests of the Company's shareholders.

1.2     Certain Definitions.

   "Agreement" shall mean the written agreement between the Company and a Non-Employee Director evidencing a Stock
Option or Restricted Stock Award.

   "Annual Restricted Stock Awards" shall have the meaning set forth in Section 3.1(a).

   "Board" shall mean the Board of Directors of the Company.

   "Change in Control" shall have the meaning set forth in Section 4.7(b).

   "Committee" shall mean the Compensation Committee of the Board or any other committee designated by the Board to administer the Plan.

   "Common Stock" shall mean the common stock, no par value, of the Company.

   "Company" has the meaning specified in Section 1.1.

   "Corporate Transaction" shall have the meaning set forth in Section 4.7(b)(3).

   "Disability" shall mean the inability of a Non-Employee
Director to perform substantially such Non-Employee Director's duties and responsibilities for a continuous period of at least six months, as determined solely by the Committee.

   "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

   "Fair Market Value" shall mean the closing price of a share of Common Stock as reported in the New York Stock
Exchange Composite Transactions on the date as of which such value is being determined, or, if the Common Stock is not listed on the New York Stock Exchange, the closing price of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined, or, if there shall be no reported transaction for such date, on the next preceding date for which a transaction was reported; provided, however, that if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

   "Incumbent Board" shall have the meaning set forth in
Section 4.7(b)(2).

   "Initial Restricted Stock Awards" shall have the meaning set forth in Section 3.1(a).

   "Mature Shares" shall mean shares of Common Stock for which the holder thereof has good title, free and clear of all liens and encumbrances and which such holder either (i) has held for at least six months or (ii) has purchased on the open market.

   "Non-Employee Director" shall have the meaning set forth in Section 1.1.

   "Outstanding Common Stock" shall have the meaning set forth in Section 4.7(b)(1).

   "Person" shall have the meaning set forth in Section
4.7(b)(1).

   "Restricted Stock" shall mean shares of Common Stock which are subject to a Restriction Period.

   "Restricted Stock Award" shall mean an award of Restricted Stock under this Plan.

   "Restriction Period" shall mean, with respect to any Restricted Stock Award, the period during which such Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such Restricted Stock Award;
provided, however, that the holder of a Restricted Stock
Award may, with the written consent of the Board, tender the shares of Common Stock subject to such Award for sale or exchange in the event of any tender offer within the meaning of Section 14(d) of the Exchange Act.

   "Stock Options" shall mean non-statutory options to purchase shares of Common Stock granted in accordance with
Article II.

   "1996 Meeting" shall have the meaning set forth in
Section 2.1(a).

1.3 Administration. This Plan shall be administered by the Committee. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan. All such interpretations, rules and regulations shall be conclusive and binding on all parties. No member of the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any Stock Option or Restricted Stock Award.

   A majority of the Committee shall constitute a quorum.
The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by a majority of the members of the Committee without a meeting.

1.4 Eligibility. Only Non-Employee Directors shall be eligible to participate in this Plan.

1.5 Shares Available. Subject to adjustment as provided in Section 4.6, 150,000 shares of Common Stock shall be available under this Plan, reduced by the sum of the aggregate number of shares of Common Stock (i) that are issued upon the grant of a Restricted Stock Award and (ii) which become subject to outstanding Stock Options. To the extent that shares of Common Stock subject to an outstanding Restricted Stock Award or Stock Option are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such Restricted Stock Award or Stock Option or by reason of the delivery or withholding of shares of Common Stock to pay all or a portion of the exercise price of such Stock Option, then such shares of Common Stock shall again be available under this Plan.

   Shares of Common Stock to be delivered under this Plan shall be made available from authorized and unissued shares of Common Stock, or issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

1.6 Minimum Holdings. The Board believes each director should be a holder of Common Stock. As a result, on the date of the 1996 annual meeting of shareholders of the Company (the "1996 Meeting"), the Board shall establish a requirement of a minimum director stockholding. The Board, however, shall retain the authority to reduce or waive this minimum requirement for any director due to an extraordinary circumstance to be determined in the absolute discretion of the Board.


II.  STOCK OPTIONS

2.1 Eligibility. Each Non-Employee Director shall be granted Stock Options as follows:

   (a) Time of Grant. On the date of the 1996 Meeting, each person who is a Non-Employee Director immediately after the 1996 Meeting shall be granted a Stock Option to purchase 1,000 shares of Common Stock for each full year such person has served as a Non-Employee Director through the date of the 1996 Meeting at a purchase price per share equal to the Fair Market Value of a share of Common Stock on the date of grant of such Stock Option; provided, however, that the maximum number of shares of Common Stock subject to a Stock Option granted pursuant to this sentence shall be 7,000. In addition, on the date of the 1996
Meeting (or, if later, on the date on which a person is first elected or begins to serve as a Non-Employee Director other than by reason of termination of employment), and, thereafter, on the date of each annual meeting of shareholders of the Company, each person who is a Non-Employee Director immediately after such meeting of shareholders shall be granted a Stock Option to purchase 1,000 shares of Common Stock
(which amount shall be pro-rated if such Non-Employee Director is first elected or begins to serve as a Non-Employee Director on a date other than the date of an annual meeting of shareholders) at a purchase price per share equal to the Fair Market Value of a share of Common Stock on the date of grant of such Stock
Option.

   (b)  Option Period and Exercisability.  Each Stock
Option shall be fully exercisable on and after its date of grant and shall expire ten years after its date of grant.
An exercisable Stock Option, or portion thereof, may be exercised in whole or in part only with respect to whole shares of Common Stock.

   (c) Method of Exercise. A Stock Option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company's satisfaction) either (A) in cash, (B) by delivery of Mature
Shares having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) by authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered upon exercise of the Stock
Option having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (D) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or
(E) a combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the Stock
Option and (ii) by executing such documents as the Company may reasonably request. The Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(E) and the Company may require that the method of making such payment be in compliance with Section 16 under the Exchange Act and the rules and regulations thereunder. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No certificate representing Common
Stock shall be delivered until the full purchase price therefor has been paid.

2.2 Termination of Directorship. (a) Disability. If the holder of a Stock Option ceases to be a director of the Company by reason of Disability, each Stock Option held by such holder may thereafter be exercised by such holder (or such holder's legal representative or similar person) until and including the earliest to occur of the (i) date which is three years after the effective date of such holder's ceasing to be a director and (ii) the expiration date of the term of such Stock Option.

   (b) Death. If the holder of a Stock Option ceases to be a director of the Company by reason of death, each Stock
Option held by such holder may thereafter be exercised by such holder's executor, administrator, legal representative, beneficiary or similar person, as the case may be, until and including the earliest to occur of the
(i) date which is one year after the date of death and (ii) the expiration date of the term of such Stock Option.

   (c)  Other Termination.  If the holder of a Stock
Option ceases to be a director of the Company for any reason other than Disability or death, each Stock Option held by such holder may thereafter be exercised by such holder (or such holder's legal representative or similar person) until and including the earliest to occur of the
(i) date which is six months after the effective date of such holder's ceasing to be a director and (ii) the expiration date of the term of such Stock Option.

   (d) Death Following Termination of Directorship. If the holder of a Stock Option dies during the period set forth in Section 2.2(a) following such holder's ceasing to be a director of the Company by reason of Disability, or if such holder dies during the period set forth in Section 2.2(c) following such holder's ceasing to be a director of the Company for any reason other than ceasing to be a director of the Company by reason of Disability, each Stock Option held by such holder may thereafter be exercised by such holder's executor, administrator, legal representative, beneficiary or similar person, as the case may be, until the earliest to occur of the (i) date which is six months after the date of death and (ii) the expiration date of the term of such Stock Option.


III.  STOCK AWARDS

3.1 Eligibility. Each Non-Employee Director shall be granted Restricted Stock Awards as follows:

   (a) Time of Grant. On the date of the 1996 Meeting, each person who is a Non-Employee Director immediately after the 1996 Meeting shall be granted a Restricted Stock Award for 500 shares of Common Stock (the "Initial
Restricted Stock Awards"). In addition, on the date of the 1996 Meeting (or, if later, on the date on which a person is first elected or begins to serve as a Non-Employee
Director other than by reason of termination of employment), and, thereafter, on the date of each annual meeting of shareholders of the Company, each person who is elected a director of the Company at such annual meeting and who is also a Non-Employee Director shall be granted a Restricted Stock Award for 500 shares of Common Stock
(which amount shall be pro-rated if such Non-Employee
Director is first elected or begins to serve as a Non-Employee Director on a date other than the date of an annual meeting of shareholders)("Annual Restricted Stock Awards").

   (b)  Vesting.  Subject to Section 4.7, the Restriction
Period for each Initial Restricted Stock Award shall expire on the first to occur of (i) the re-election to the Board after the 1996 Meeting of the person who holds such Initial
Restricted Stock Award and (ii) 5:00 p.m. on the date that the person who holds such Initial Restricted Stock Award ceases to serve as a director of the Company for any reason. Subject to Section 4.7, the Restriction Period for each Annual Restricted Stock Award shall expire on the first to occur of (i) 5:00 p.m. on the third anniversary of the date of grant of such Annual Restricted Stock Award and
(ii) 5:00 p.m. on the date that the person who holds such Annual Restricted Stock Award ceases to serve as a director of the Company for any reason.

3.2 Share Certificates. During the Restriction Period, a certificate or certificates representing a Restricted Stock
Award shall be registered in the holder's name and may bear a legend, in addition to any legend which may be required pursuant to Section 4.5, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted
Stock Award. All such certificates shall be deposited with the Company. Upon termination of any applicable
Restriction Period, a certificate or certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such Restricted Stock Award.

3.3 Rights with Respect to Restricted Stock Awards. The holder of a Restricted Stock Award shall have all rights as a shareholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution with respect to shares of Common Stock, other than a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

3.4 Termination of Directorship. (a) Initial Restricted Stock Awards. In accordance with Section 3.1(b) and subject to Section 4.7, if the holder of an Initial Restricted Stock Award ceases to be a director of the Company for any reason prior to such holder's re-election to the Board after the 1996 Meeting, the Restriction Period for such Award shall expire at 5:00 p.m. on the date that such holder ceases to serve as a director of the Company.

   (b) Annual Restricted Stock Awards. In accordance with Section 3.1(b) and subject to Section 4.7, if the holder of an Annual Restricted Stock Award ceases to be a director of the Company for any reason prior to 5:00 p.m.
on the third anniversary of the date of grant of such Award, the Restriction Period for such Award shall expire at 5:00 p.m. on the date that such holder ceases to serve as a director of the Company.


IV.  GENERAL

4.1 Effective Date and Term of Plan. This Plan shall be submitted to the shareholders of the Company for approval and, if approved by the affirmative vote of a majority of the shares of Common Stock entitled to vote and represented in person or by proxy at the 1996 Meeting, shall become effective as of the date of approval by the Board. This Plan shall terminate when shares of Common Stock are no longer available under this Plan, unless this Plan is terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any Award granted prior to termination. In the event that this Plan is not approved by the shareholders of the Company, this Plan and any Awards hereunder shall be void and of no force or effect.

4.2 Amendments. The Board may amend this Plan as it shall deem advisable, subject to any requirement of shareholder approval required by applicable law, rule or regulation including Rule 16b-3 under the Exchange Act; provided, however, that no amendment shall be made without shareholder approval if such amendment would (a) increase the maximum number of shares of Common Stock available under this Plan (subject to Section 4.6) or (b) reduce the minimum purchase price in the case of a Stock Option;
provided further that, subject to Section 4.6, the number of shares of Common Stock subject to an Award, the purchase price of shares of Common Stock subject to a Stock Option, the date of grant of any Award, the termination provisions relating to an Award, and the category of persons eligible to be granted an Award shall not be amended more than once every six months, other than to comply with changes in the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder. No amendment may impair the rights of a holder of an outstanding Award without the consent of such holder.

4.3 Agreement. Each Award shall be evidenced by an Agreement setting forth the terms and conditions applicable to such Award. No Award shall be valid until an Agreement is executed by the Company and the recipient of such Award and, upon execution by each party and delivery of the Agreement to the Company, such Award shall be effective as of the effective date set forth in the Agreement.

4.4 Non-Transferability of Stock Options. No Stock Option shall be transferable other than (i) by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or (ii) as otherwise permitted under Rule 16b-3 under the Exchange
Act. Except to the extent permitted by the foregoing sentence, each Stock Option may be exercised during the holder's lifetime only by the holder or the holder's legal representative or similar person. Except to the extent permitted by the second preceding sentence, no Stock Option may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any Stock Option, such Stock Option and all rights thereunder shall immediately become null and void.

4.5 Restrictions on Shares. Each Award shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any Award bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

4.6 Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under this Plan, the number and class of securities subject to each outstanding
Award, the purchase price (if any) per security and the number of securities subject to each Award to be granted under this Plan, shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding Stock Options without an increase in the aggregate purchase price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (a) available under this Plan, such fractional security shall be disregarded, or (b) subject to an Award under this Plan, the Company shall pay the holder of such Award, in connection with the first to occur after such adjustment of (1) the exercise or vesting of such Award in whole or in part and (2) the expiration, cancellation, termination or forfeiture of such Award in whole or in part, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the date of exercise, vesting, expiration, cancellation, termination or forfeiture, as the case may be, over (B) the exercise price, if any, of such Award.

4.7     Change in Control.

   (a) Notwithstanding any provision in this Plan or any Agreement, in the event of a Change in Control the Restriction Period applicable to any outstanding Restricted
Stock Award shall lapse.

   (b)  "Change in Control" shall mean:

        (1) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange
Act, of beneficial ownership within the meaning of Rule
13d-3 promulgated under the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 20% or more of the then outstanding shares of Common Stock (the "Outstanding Common
Stock"); provided that the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this
Section 4.7(b); and provided further, that for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 20% or more of the Outstanding Common Stock by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Common
Stock and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

        (2)   individuals who, immediately after the 1996
Meeting constitute the Board of Directors (the "Incumbent
Board"), cease for any reason to constitute at least a majority of the Board; provided that any individual who becomes a director of the Company subsequent to the date of the 1996 Meeting whose election, or nomination for election by the Company's shareholders, was approved by the vote of at least 66 2/3% of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent
Board; and provided further, that no individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

        (3) approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding
Common Stock immediately prior to such Corporate
Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate
Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock, (ii) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 20% or more of the Outstanding Company Common Stock) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

        (4) approval by the shareholders of the Company of a plan of complete liquidation or dissolution of the Company.

4.8 No Right of Participation or Employment. No person shall have any right to participate in this Plan. Neither this Plan nor any Award shall confer upon any person any right to continue to serve as a director of the Company.

4.9 Rights as Shareholder. No person shall have any right as a shareholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an Award unless and until such person becomes a shareholder of record with respect to such shares of Common Stock or equity security.

4.10  Governing Law.  This Plan, each Award and the related
Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Missouri and construed in accordance therewith without giving effect to principles of conflicts of laws.

4.11  Effect on Other Benefits.  The value of any Awards
(either on the date granted or at the time any restrictions on shares are terminated) shall not be included as compensation or earnings for purposes of the calculation of benefits under any other benefit plan of the Company.